                                                                   Exhibit 3.101

                                     BY-LAWS
                                       OF
                             MEDI-CAR SYSTEMS, INC.

                       ARTICLE I. MEETING OF STOCKHOLDERS.

SECTION 1. ANNUAL STOCKHOLDER'S MEETINGS.

          The annual meeting of the stockholders of this Corporation shall be held not less than one (1) month or more than four (4) months after the end of each fiscal year. In no event, however, shall the annual meeting for any year be held later than thirteen (13) months after the last preceding annual meeting of shareholders. The time and place of the meeting shall be designated by the President or the Secretary. The stockholders shall elect a Board of Directors and transact any other necessary business at the annual meeting.

SECTION 2. SPECIAL STOCKHOLDERS' MEETINGS.

          Special meetings of stockholders shall be held when directed by the President or the Secretary, or by a majority of the Board of Directors, or when requested in writing by the stockholders who hold not less than ten (10%) percent of all the shares entitled to vote at such meeting. A special meeting requested by stockholders shall be called for a date not less than ten (10) or more than sixty (60) days after the request is made, unless the shareholders requesting the meeting designate a later date. The time and place of the meeting shall be designated by the President or the Secretary. The call for the special meeting shall be issued by or at the direction of the President, the Secretary, or the officer or persons calling the meeting.

SECTION 3. PLACE OF STOCKHOLDERS' MEETINGS.

          Meetings of stockholders may be held within or without the State of Florida, but they may not be held more than fifty (50) miles from the principal office of the corporation without the approval of a majority of the Board of Directors.

SECTION 4. NOTICE OF STOCKHOLDER'S MEETINGS.

          A written notice of each meeting of stockholders, signed by the Secretary, shall be mailed to each stockholder of record entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date set for the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books at the corporation, with postage thereon prepaid. The notice shall state place, day and hour meeting is to be held, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If any stockholder shall transfer any of his stock after notice, it shall not be necessary to notify the transferee.

SECTION 5. NOTICE OF ADJOURNED MEETINGS.

          When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record entitled to vote at such meeting on the new record date.

SECTION 6. WAIVER OF NOTICE OF STOCKHOLDERS' MEETINGS.

          Whenever any notice is required to be given to any shareholder of the corporation under the provisions of these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice unless so required by the Articles of Incorporation or the by-laws.

SECTION 7. RECORD DATE.

          (A) The Board of Directors may fix in advance a date as the record date for any determination of stockholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

          (B) If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

          (C) When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 8. VOTING AT STOCKHOLDERS' MEETINGS.

          (A) Every stockholder having the right and entitled to vote at a meeting of stockholders shall be entitled, upon each proposal presented at the meeting, to one vote for each share of voting stock recorded in his name on the books of the Corporation on the record date fixed as provided in Section 7 above. If dispute should arise on the number of votes a stockholder is entitled to, the stockholder's list and other books of record shall be produced at any stockholders' meeting upon the request of any stockholder.

          (B) Treasury shares, shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

          (C) A stockholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

          (D) At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

          (E) Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the by-laws of the corporate stockholder; or, in the absence of any applicable by-law, by such person as the Board of Directors of the corporate stockholder may designate. Proof of such designation may be made by presentation of a certified copy of the by-laws or other instrument of the corporate stockholder. In the absence of any such designation, or in case of conflicting designation by the corporate stockholder, the Chairman of the Board, President, any Vice President, Secretary and Treasurer of the Corporation's Stockholders shall be presumed to possess, in that order, authority to vote such shares.

          (F) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

          (G) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          (H) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

          (I) On and after the date on which written notice of redemption of redeemable share has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

SECTION 9. PROXIES.

          (A) Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting or a stockholders' duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

          (B) Proxies shall be filed with the Secretary before or at the time of the meeting. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

          (C) The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of stockholders.

          (D) If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide a majority of them present at the meeting, or if only one is present, then that one may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

          (E) If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

SECTION 10. VOTING TRUSTS.

          Any number of stockholders of this corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a stockholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and such counterparts and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purposes.

SECTION 11. SHAREHOLDERS' AGREEMENTS.

          Two or more shareholders of this corporation may enter into an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the corporation as provided by law. Nothing therein shall impair the right of this corporation to treat the stockholders of record as entitled to vote the shares standing in their names.

SECTION 12. ACTION BY SHAREHOLDERS WITHOUT A MEETING.

          (A) Any action required by law, these by-laws, or the Articles of Incorporaton of this corporation to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of shareholders of the corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

          (B) Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those stockholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided under the Law of Florida, the notice shall contain a clear statement of the right of stockholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the Law of Florida regarding the rights of dissenting stockholders.

                             ARTICLE II. DIRECTORS.

SECTION 1. FUNCTION.

          All corporate powers shall be exercised by or under the authority of, and the business and affairs of a corporation shall be managed under the direction of, the Board of Directors.

SECTION 2. QUALIFICATION.

          Directors need not be residents of this state or stockholders of this corporation.

SECTION 3. DUTIES OF DIRECTORS.

          (A) A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interest of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

          (B) In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements and other financial data, in each case prepared or presented by:

          (1) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented.

          (2) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or

          (3) A committee of the board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the by-laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

          (C) A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

          (D) A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation.

SECTION 4. PRESUMPTION OF ASSENT.

          A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

SECTION 5. NUMBER.

          This corporation shall have the number of directors provided for in the Articles of Incorporation; provided, however, the number of directors may be increased or decreased from time to time by action of the stockholders, but no decrease shall have the effect of shortening the term of any incumbent director, nor shall any decrease result in the Corporation having less than one director at any time.

SECTION 6. ELECTION AND TERM.

          Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of stockholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

          At the first annual meeting of stockholders and at each annual meeting thereafter the stockholders shall elect directors to hold office until the next succeeding annual meeting.

Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

SECTION 7. VACANCIES IN BOARD OF DIRECTORS.

          Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors even if a majority of the remaining directors is less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders. The other members of the Board of Directors may declare vacant the office of a director who is convicted of a felony or who is declared of unsound mind by an Order of Court.

SECTION 8. COMPENSATION OF DIRECTORS.

          Directors shall not receive a salary for their services as directors. By resolution of the Board of Directors a fixed sum and expenses of attendance may be allowed for attendance at each meeting of the Board of Directors. A director may serve the Corporation in a capacity other than that of Director and receive compensation for any services rendered in that other capacity.

SECTION 9. REMOVAL OF DIRECTORS.

          At a meeting of the stockholders called for that purpose, the entire Board of Directors or any individual director may be removed from office without assignment of cause by the vote of a majority of the shares entitled to vote at an election of the directors.

SECTION 10. DIRECTORS' MEETINGS.

          (A) QUORUM AT DIRECTORS' MEETINGS.

          The presence of a majority of the number of directors provided for in the Articles of Incorporation or the number of directors as subsequently increased or decreased shall be necessary at any meeting to constitute a quorum to transact business. The act of a majority of the directors present at a meeting where a quorum is presented shall be the act of the Board of Directors.

          (B) PLACE OF DIRECTORS' MEETINGS.

          Directors' meetings may be held within or without the State of Florida.

          (C) TIME OF DIRECTORS' MEETINGS.

          (1) Meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders each year, at such times thereafter as the Board of Directors may fix, and at other times upon the call of the Chairman of the Board, or the President, or the Secretary, or by any two of the directors. Notice of such special meeting shall be given by the Secretary to each director not less than five (5) days before the meeting, unless each director shall waive notice thereof before, at, or after the meeting.

          (2) Members of the Board of Directors may participate in a meeting of such board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          (D) WAIVER OF NOTICE OF DIRECTORS' MEETINGS.

          (1) Any director may waive notice of any meeting either before, at, or after the meeting. Attendance at a meeting of directors by a director shall constitute a waiver of notice of the meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

          (2) Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

          (E) ADJOURNMENT OF DIRECTORS' MEETINGS.

          Any meeting of directors may be adjourned. Notice of the adjourned meeting or of the business to be transacted at such meeting, other than by announcement at the meeting at which the adjournment is taken shall not be necessary. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at a meeting as originally called.

SECTION 11. CONFLICTS OF INTEREST.

          (A) No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

          (1) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

          (2) The fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

          (3) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or the stockholders.

          (B) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

SECTION 12. EXECUTIVE AND OTHER COMMITTEES.

          (A) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

          (1) Approve or recommend to stockholders actions or proposals required by law to be approved by stockholders,

          (2) Designate candidates for the office of director, for purposes of proxy solicitation or otherwise,

          (3) Fill vacancies on the Board of Directors or any committee thereof,

          (4) Amend the by-laws,

          (5) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or

          (6) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner or payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

          (B) The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternative members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

SECTION 13. ACTION BY WRITTEN CONSENT.

          Any action of the Board of Directors or of the Executive Committee which is required or permitted to be taken at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the members of the Board of Directors or of the Executive Committee, as the case may be, is filed in the Minutes of the proceedings of the Board of Directors or the Executive Committee prior to the taking of such action. Such consent shall have the same effect as a unanimous vote.

                             ARTICLE III. OFFICERS.

SECTION 1. OFFICERS.

          The officers of this corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors (at the first meeting of directors immediately following the annual meeting of stockholders of this corporation, and shall serve until their successors are chosen and qualify). Such other officers and assistant officers and agents as may be deemed necessary, including one or more Vice Presidents, may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect a President, Secretary or Treasurer shall not affect the existence of this corporation. No person holding two or more offices shall sign any instruments in the capacity of more than one office.

SECTION 2. POWER AND DUTIES OF PRESIDENT.

          The President shall be the chief executive officer of the Corporation and shall have general and active management of the business and affairs of the Corporation, subject to the directions of the Board of Directors. He shall preside at meetings of the stockholders and, unless a Chairman of the Board of Directors has been elected and is present, shall preside at meetings of the Board of Directors.

SECTION 3. POWERS AND DUTIES OF VICE PRESIDENT.

          In the event that a Vice President is elected, (or in the event that more than one Vice President is elected, the Vice Presidents in the order of their election) shall, in the absence, inability, or refusal to act of the President, perform the duties and exercise the powers of the President. In the absence of the President, the Vice President shall preside at meetings of the stockholders and the Board of Directors. He shall also perform whatever duties and have whatever powers the Board of Directors or President may from time to time assign him.

SECTION 4. POWERS AND DUTIES OF SECRETARY.

          The Secretary shall have custody of, and maintain, all of the corporate records, except the financial records. He shall record the Minutes of the stockholders and Board of Directors, send out all notice to meetings, and perform such other duties as may be prescribed by the Board of Directors or the President.

SECTION 5. POWERS AND DUTIES OF TREASURER.

          The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render account thereof at the annual meetings of stockholders and whenever else required by the Board of Directors or President, and shall perform such other duties as may be prescribed by the Board of Directors or President.

SECTION 6. REMOVAL OF OFFICERS.

          (A) Any officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interests of the corporation will be served thereby.

          (B) Any vacancy, however occurring, in any office may be filled by the Board of Directors.

          (C) Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

                          ARTICLE IV. STOCK CERTIFICATE

SECTION 1. AUTHORIZED ISSUANCE OF STOCK CERTIFICATES.

          The Corporation may only issue the shares of stock authorized by its Certificate of Incorporation and none other.

SECTION 2. ISSUANCE OF STOCK CERTIFICATES.

          Every stockholder shall be entitled to have, for each kind, class and series of stock held, a certificate certifying the number of shares thereof held of record by him. Certificates shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation. No certificate shall be issued for any share until such share is fully paid. In case any officer who signed such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

SECTION 3. FORM OF STOCK CERTIFICATE.

          (A) Each certificate representing shares shall state upon the face thereof: the name of the corporation, that the corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

          (B) Every certificate representing shares issued by this corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of, the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix the determine and relative rights and preferences of subsequent series.

          (C) Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of, such restrictions.

SECTION 4. TRANSFER OF STOCK CERTIFICATES.

          No transfer of stock shall be valid against the Corporation until it shall have been registered upon the Corporation's books in the following manner:
The person named as the stockholder in the stock certificate, or his attorney in fact so constituted in writing, shall surrender such stock certificates and in writing direct the transfer thereof.

                  ARTICLE V. BOOKS, RECORDS AND FINANCIAL DATA

SECTION 1. BOOKS AND RECORDS.

          (A) The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, board of directors and committees of directors.

          (B) The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders, and the number, class and series, if any, of the shares held by each.

          (C) Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

SECTION 2. STOCKHOLDERS' INSPECTION RIGHTS.

          Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six (6) months immediately preceeding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five (5%) percent of the outstanding shares of any class of series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom. The right of inspection shall not extend to any person who has within two (2) years sold or offered for sale any list of stockholders or of holders of voting trust certificates or shares of this Corporation or any other corporation, has aided or abetted any person in procuring any list of stockholders or of holders of voting trust certificates for any such purpose, has improperly used any information secured through any prior examination of the books and records of account, minutes, or record of stockholders or of holders of voting trust certificates for shares of this Corporation or any other corporation, or was not acting in good faith or for a proper purpose in making this demand.

SECTION 3. FINANCIAL INFORMATION.

          (A) The fiscal year shall be designated by the Board of Directors. Not later than four (4) months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

          (B) Upon the written request of any stockholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to such stockholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

          (C) The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this state, shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any stockholder or holder of voting trust certificates, in person or by agent.

                              ARTICLE VI. DIVIDENDS

          The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent, or the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:

          (A) Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the corporation or out of capital surplus, howsoever arising but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the stockholders receiving the same concurrently with the distribution.

          (B) Dividends may be declared and paid in the corporation's own treasury shares.

          (C) Dividends may be declared and paid in the corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the corporation upon the following conditions:

          (1) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

          (2) If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the stockholders receiving such dividend concurrently with the payment thereof.

          (D) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

          (E) A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this section.

                           ARTICLE VII. CORPORATE SEAL

          The Board of Directors shall provide a suitable corporate seal which shall be circular in form and shall have the name of the Corporation, the year and place of incorporation, and words indicating that it is a seal inscribed thereon. It may be facsimile, engraved, printed, or an impression seal.

                       ARTICLE VIII. AMENDMENT OF BY-LAWS

          The By-Laws may be repealed or amended, and new By-Laws may be adopted, by either the Board of Directors or the stockholders, but the Board of Directors may not amend or repeal any By-Laws adopted by stockholders if the stockholders specifically provide such By-Law is not subject to amendment or repeal by the directors.